UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 29, 2013

NATIONAL TAX CREDIT PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

California	0-18541	95-3906167
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

P.O. Box 91274 Los Angeles, California 90009
(Address of Principal Executive Offices, including zip code)

Registrant’s Telephone Number, Including Area Code:  (720) 387-8135

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

National Tax Credit Partners, L.P., a California limited partnership (the “Registrant”), holds a 99% limited partnership interest in Summit Tax Credit Properties I, L.P., a Delaware limited partnership (“Summit I”), Summit Tax Credit Properties II, L.P., a Delaware limited partnership (“Summit II”) and Summit Tax Credit Properties III, L.P., a Delaware limited partnership (“Summit III”).

As previously disclosed in the Registrant’s quarterly report on Form 10-Q, Summit II, filed a state court law suit in Pennsylvania against Dresden Management Company (“Dresden”), the property management company for each of Summit I, Summit II and Summit III.  On August 29, 2013, each of Summit I, Summit II, Summit III, National Tax Credit, LLC, the Administrative General Partner and Operating General Partner of each of Summit I, Summit II and Summit III (“NTC”) and the Registrant entered into a Settlement Agreement (the “Settlement Agreement”) with Dresden, Robert G. Welch (“Welch”), the authorized agent of Dresden, and certain of Dresden and Welch’s affiliates, pursuant to which (i) Summit II transferred and conveyed its property to a designee of Welch for a sale price of $300,000, (ii) Summit I and Summit III transferred and conveyed their properties to Welch and his affiliates, subject to the mortgages recorded as first position liens consisting of principal and accrued interest totaling $2,432,000 and $3,755,000, respectively.  Additionally, the parties to the Settlement Agreement agreed that within two days of the Settlement Agreement date, all outstanding litigation claims between the parties are to be dismissed with prejudice.  The Registrant’s investment balance in each of Summit I, Summit II and Summit III was zero at June 30, 2013 and December 31, 2012.

Item 2.01

Completion of Acquisition or Disposition of Assets.

Pursuant to the terms of the Settlement Agreement, on August 29, 2013, each of Summit I, Summit II and Summit III transferred all of their property to Welch and his designee or affiliates.  These assets represented all of the remaining property assets held by the Registrant or one of the Local Partnerships in which the Registrant holds a limited partner interest.

As a result of the transfer of Summit II’s property, the Registrant will receive approximately $300,000 in consideration, all of which is intended to be used by the Registrant for the payment of outstanding payables and deferred management fees owed by the Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL TAX CREDIT PARTNERS, L.P.

By: National Partnership Investments, LLC Corporate General Partner By: /s/ Edward Schmidt
Edward Schmidt
Director of Reporting

     DATED:  September 5, 2013